EXHIBIT 99.1

Press Release dated May 15, 2017, providing an update and preliminary timeline regarding the Company’s “Proof of Concept Aircraft Flight-Test.”

Airborne Wireless Network Provides Update on Proof of Concept Three-Point Aircraft Testing

Following Receipt of Experimental FCC License, Testing will Mark Significant Headway Towards Development of Infinitus Super HighwayTM

SIMI VALLEY, CA / PRNEWSWIRE / May 15, 2017 / Airborne Wireless Network (OTCQB: ABWN), today provided an update and preliminary timeline on its “Proof of Concept Aircraft Flight-Test” for the development of its patented air-to-air communication system, the Infinitus Super HighwayTM. The Company recently announced that it has been granted an experimental operating certificate by the Federal Communications Commission ("FCC"), file number 0378-EX-ST-2017X, to ground and flight test its demonstration system which is scheduled to occur during the latter part of 2017.

Airborne Wireless Network, along with its strategic partners are in the process of planning and organizing its Proof of Concept Aircraft Flight-Test. The Company intends to use two active jet aircraft to conduct test routes around Roswell, New Mexico. Airborne Wireless Network is coordinating closely with its strategic partners in planning and conducting the test

Jason T. de Mos, Vice President of Business Development and Aviation Compliance said, “The objective for this three-point aircraft testing is to validate, at micro scale, our ability to act as an airborne repeater or router to send and receive broadband signals from one aircraft to the next, creating a digital superhighway in the sky. We have recently announced receiving our experimental FCC license and will now be able to begin our test flight, bringing us one step closer to the development of our Infinitus Super HighwayTM. We look forward to collaborating with our strategic partners in completing this test and improving overall airborne communications.”

About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. Once the network is developed and fully implemented, its uses may be limitless. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

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Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

Robert Haag

IRTH Communications

Phone 1-866-976-4784

ABWN@irthcommunications.com

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